Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$4,641,380
Unrealized Gain (Loss) on Market Value of Futures	449,960
Interest Income	677
ETF Transaction Fees	3,000
Total Income (Loss)	$5,095,017

Expenses
Investment Advisory Fee	$10,277
Brokerage Commissions	3,886
NYMEX License Fee	410
Non-interested Directors' Fees and Expenses	108
Prepaid Insurance Expense	44
Other Expenses	8,020
Total Expenses	22,745
Expense Waiver	(5,451)
Net Expenses	$17,294
Net Gain (Loss)	$5,077,723

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 5/1/10	$20,243,375
Additions (300,000 Units)	14,484,183
Withdrawals (300,000 Units)	(15,477,600)
Net Gain (Loss)	5,077,723

Net Asset Value End of Period	$24,327,681
Net Asset Value Per Unit (500,000 Units)	$48.66

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502